Exhibit 5.0


                           GALLAGHER, BRIODY & BUTLER
                               COUNSELLORS AT LAW

                          PRINCETON FORRESTAL VILLAGE
                             155 VILLAGE BOULEVARD
                                   2ND FLOOR
                          PRINCETON, NEW JERSEY 08540

                                 --------------

                                 (609) 452-6000
                              Fax: (609) 452-0090




                                  June 8, 2006

U.S. Helicopter Corporation
6 East River Piers
Downtown Manhattan Heliport

New York, NY 10004

            RE:         U.S. HELICOPTER CORPORATION
                        REGISTRATION STATEMENT ON FORM SB-2

Gentlemen:

            We have acted as special counsel to U.S. Helicopter Corporation (the "Company") in connection with the issuance or proposed issuance of 33,847,046 shares of the Company's common stock (the "Common Stock"). The sale of the Common stock is being registered on a Registration Statement on Form SB-2, SEC File No. 333-134063 (the "Registration Statement").

            You have requested our opinion as to the matters set forth below in connection with the issuance or proposed issuance of the Common Stock. For purposes of rendering that opinion, we are familiar with the Registration Statement, and we have examined the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, and corporate action of the Company that provides for the issuance of the Common Stock. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion.

            Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

            Based upon and subject to the foregoing, as of the effective date of the Registration Statement, it is our opinion that the shares of Common Stock to be sold pursuant to the Registration Statement by the selling shareholders named therein, were and are duly authorized for issuance by the Company and, when issued and sold in the manner described in the Registration Statement, as amended, will be validly issued, fully paid and non-assessable.

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U.S. Helicopter Corporation
Page 2 of 2
June 8, 2006




            We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

                                                 Very truly yours,

                                                /s/ Gallagher, Briody & Butler
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                                                GALLAGHER, BRIODY & BUTLER